Exhibit 99.1


           Staples, Inc. Reports First Quarter Performance

     Earnings Per Share Rose 16 Percent and Sales Increased Eight
                                Percent


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 22, 2007--Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended May 5, 2007. Total company sales increased eight percent to $4.6 billion compared to the first quarter of 2006. Net income rose 12 percent year over year to $209 million, and earnings per share, on a diluted basis, increased 16 percent to $0.29, from the $0.25 achieved in the first quarter of last year.

    First quarter North American Retail comparable sales increased one percent versus 2006, reflecting strong comps in laptop computers, peripherals, and business software coupled with continued growth in copy and print services. This growth was offset by flat performance in core office supplies and weak performance in furniture and business machines. Total North American Retail sales grew three percent. North American Delivery continued its industry-leading growth, increasing sales 15 percent versus last year's first quarter. International sales increased 16 percent in US dollars, benefiting from a $58 million foreign currency impact, and increased five percent in local currency.

    "We are pleased with our overall performance in the first quarter, growing earnings per share twice as fast as sales while maintaining our investments in new growth ideas," said Ron Sargent, Staples' chairman and chief executive officer. "Our North American Delivery business is benefiting from terrific top line sales momentum and our International business remains firmly on track to drive significant profit improvement. North American Retail gained market share in many categories and delivered solid operating profit margins despite softer than expected sales growth."

    Highlights for the first quarter include:

    -- Total company operating income improved 28 basis points year over year to 7.03 percent, with all three business units growing profits faster than sales.

    -- North American Retail operating income was 8.02 percent, up 19 basis points versus 2006, reflecting strong expense control in a softer than expected sales environment.

    -- North American Delivery drove strong sales growth across all major product categories, achieved excellent customer satisfaction scores, and improved supply chain metrics, driving a 17 basis point improvement in operating income to
        9.53 percent.

    -- The company agreed to purchase American Identity, one of the largest global distributors of promotional products, expanding the range of products available to Staples' customers.

    -- Profits grew 47 percent in the International segment, reflecting sustained progress in the company's profit improvement efforts in Europe and continued investment in Asia and South America.

    --  Inventory turns rose 4 basis points to 5.84 times.

    -- Staples opened 24 new stores in the United States, opened three new stores in Europe (one each in Germany, Portugal and Belgium), and added 17 stores in China, including those in the recent Pei Pei acquisition. The company now operates 1,927 stores worldwide.

    -- The company generated $128 million in free cash flow during the first quarter of the year after $64 million in capital expenditures.

    -- The company repurchased 7.2 million shares of its stock for $188 million and spent $208 million to pay its annual dividend during the quarter.

    Outlook

    In view of the softer than expected sales environment in our North American Retail business during the first quarter, the company is taking a more cautious approach regarding expectations for the remainder of the year. Staples is maintaining its earnings guidance for 15 to 20 percent growth for both the second quarter and the full year, but now anticipates earnings per share growth at the low end of the range. This guidance reflects adjustments to 2006 earnings, including the 53rd week benefit, favorable tax events and prior years' stock-based compensation, and equates to a range of $1.43 to $1.49 for the fiscal year 2007. Staples anticipates double-digit sales growth for the total company and a low single digit comp for North American Retail for the second quarter. For fiscal year 2007, adjusting for the extra week in 2006, Staples anticipates double-digit sales growth for the total company and a low single digit comp for North American Retail.

    Today's Conference Call

    The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

    About Staples

    Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products company. With 74,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2006 sales of $18.2 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 22 countries throughout North and South America, Europe and Asia. Headquartered outside of Boston, Staples operates more than 1,900 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under the heading "Outlook" and other statements regarding our future business and financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores and enter new markets successfully; our growth may continue to strain operations, which could adversely affect our business and financial performance; our operating results may be impacted by changes in the economy that impact business and consumer spending; our business and financial performance is dependent upon our ability to attract and retain qualified associates; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to product liability claims; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; fluctuations in our effective tax rate may adversely affect our business and results of operations; compromises of our information security may adversely affect our business; a California wage and hour class action lawsuit may adversely affect our business and financial performance; and those other factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC, under the heading "Risk Factors" and elsewhere, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

    Financial information follows.


                    STAPLES, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
           (Dollar Amounts in Thousands, Except Share Data)


                                                May 5,
                                                 2007     February 3,
                                             (Unaudited)      2007
                                             ------------ ------------
ASSETS
Current assets:
 Cash and cash equivalents                   $   883,468  $ 1,017,671
 Short-term investments                          403,938      457,759
 Receivables, net                                738,832      720,797
 Merchandise inventories, net                  1,997,586    1,919,714
 Deferred income tax asset                       126,924      141,108
 Prepaid expenses and other current assets       186,623      174,314
                                             ------------ ------------
  Total current assets                         4,337,371    4,431,363

Property and equipment:
 Land and buildings                              811,162      791,264
 Leasehold improvements                        1,004,702      996,434
 Equipment                                     1,602,610    1,539,617
 Furniture and fixtures                          778,662      757,408
                                             ------------ ------------
  Total property and equipment                 4,197,136    4,084,723
 Less accumulated depreciation and
  amortization                                 2,219,164    2,110,602
                                             ------------ ------------
  Net property and equipment                   1,977,972    1,974,121

 Lease acquisition costs, net of accumulated
  amortization                                    33,998       33,579
 Intangible assets, net of accumulated
  amortization                                   223,394      232,383
 Goodwill                                      1,505,542    1,455,113
 Other assets                                    282,611      270,706
                                             ------------ ------------
  Total assets                               $ 8,360,888  $ 8,397,265
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                            $ 1,493,181  $ 1,486,188
 Accrued expenses and other current
  liabilities                                    958,383    1,101,018
 Debt maturing within one year                   202,035      201,177
                                             ------------ ------------
  Total current liabilities                    2,653,599    2,788,383

Long-term debt                                   320,555      316,465
Deferred income tax liability                      9,176        8,986
Other long-term obligations                      323,190      252,657
Minority interest                                 10,138        9,109

Stockholders' equity:
 Preferred stock, $.01 par value, 5,000,000
  shares authorized; no shares issued                  -            -
 Common stock, $.0006 par value,
 2,100,000,000 shares authorized; issued
  854,300,147 shares at May 5, 2007 and
 849,338,568 shares at February 3, 2007              513          510
 Additional paid-in capital                    3,460,632    3,338,412
 Cumulative foreign currency translation
  adjustments                                    283,467      189,115
 Retained earnings                             4,007,016    4,005,424
 Less: Treasury stock at cost - 138,099,976
  shares at May 5, 2007, and 130,605,591
 shares at February 3, 2007                   (2,707,398)  (2,511,796)
                                             ------------ ------------
  Total stockholders' equity                   5,044,230    5,021,665
                                             ------------ ------------
  Total liabilities and stockholders' equity $ 8,360,888  $ 8,397,265
                                             ============ ============


                    STAPLES, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
         (Dollar Amounts in Thousands, Except Per Share Data)
                             (Unaudited)

                                                 13 weeks ended
                                           ---------------------------
                                              May 5,       April 29,
                                               2007          2006
                                           ------------- -------------

Sales                                      $  4,589,465  $  4,237,646
Cost of goods sold and occupancy costs        3,304,526     3,048,649
                                           ------------- -------------
    Gross profit                              1,284,939     1,188,997

Operating and other expenses:
  Operating and selling                         759,714       716,157
  General and administrative                    199,181       183,723
  Amortization of intangibles                     3,433         3,203
                                           ------------- -------------
    Total operating expenses                    962,328       903,083
                                           ------------- -------------

Operating income                                322,611       285,914

Other income (expense):
  Interest income                                15,551        19,517
  Interest expense                              (11,135)      (14,656)
  Miscellaneous expense                            (597)         (428)
                                          -------------- -------------
   Income before income taxes and minority
    interest                                    326,430       290,347
Income tax expense                              117,515       104,525
                                           ------------- -------------
   Income before minority interest              208,915       185,822
Minority interest                                  (228)         (252)
                                           ------------- -------------
    Net income                             $    209,143  $    186,074
                                           ============= =============


Earnings Per Share:

     Basic earnings per common share       $       0.29  $       0.26
                                           ============= =============

     Diluted earnings per common share     $       0.29  $       0.25
                                           ============= =============

Dividends declared per common share        $       0.29  $       0.22
                                           ============= =============


Weighted average shares outstanding:

     Basic                                  711,498,997   725,767,271

     Diluted                                728,916,934   744,303,611


                    STAPLES, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                    (Dollar Amounts in Thousands)
                             (Unaudited)

                                                  13 Weeks Ended
                                             -------------------------
                                                May 5,     April 29,
                                                 2007         2006
                                             ------------ ------------
Operating Activities:
  Net income                                 $   209,143  $   186,074
  Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation and amortization                  93,560       79,704
   Stock-based compensation                       34,260       34,962
   Deferred tax benefit                           23,632          882
   Excess tax benefits from stock-based
    compensation arrangements                    (12,555)     (14,856)
   Other                                          (2,587)       1,777
   Changes in assets and liabilities:
     Increase in receivables                     (10,272)     (27,152)
     Increase in merchandise inventories         (49,600)     (35,451)
     Increase in prepaid expenses and other
      assets                                     (15,347)      (8,863)
     Decrease in accounts payable                (11,618)      (4,460)
     Decrease in accrued expenses and other
      liabilities                               (121,417)     (53,256)
     Increase in other long-term obligations      55,113        8,954
                                             ------------ ------------
Net cash provided by operating activities        192,312      168,315

Investing Activities:
  Acquisition of property and equipment          (64,101)    (114,557)
  Investment in joint ventures, net of cash
   acquired                                       (7,299)           -
  Purchase of short-term investments          (2,083,962)  (2,257,198)
  Proceeds from the sale of short-term
   investments                                 2,137,785    2,351,975
                                             ------------ ------------
Net cash used in investing activities            (17,577)     (19,780)

Financing Activities:
  Proceeds from the exercise of stock
   options and the sale of stock under
  employee stock purchase plans                   63,933       55,141
  Proceeds from borrowings                           887            -
  Payments on borrowings                            (675)      (1,487)
  Cash dividends paid                           (207,551)    (160,490)
  Excess tax benefits from stock-based
   compensation arrangements                      12,555       14,856
  Purchase of treasury stock, net               (195,602)    (168,522)
                                             ------------ ------------
Net cash used in financing activities           (326,453)    (260,502)

Effect of exchange rate changes on cash and
 cash equivalents                                 17,515        9,257

Net decrease in cash and cash equivalents       (134,203)    (102,710)
Cash and cash equivalents at beginning of
 period                                        1,017,671      977,822
                                             ------------ ------------
Cash and cash equivalents at end of period   $   883,468  $   875,112
                                             ============ ============


                    STAPLES, INC. AND SUBSIDIARIES
                          Segment Reporting
                    (Dollar Amounts in Thousands)


                                                     (Unaudited)
                                                   13 Weeks Ended
                                               -----------------------

                                                 May 5,     April 29,
                                                  2007        2006
                                               ----------- -----------

Sales:
North American Retail                          $2,363,603  $2,305,912
North American Delivery                         1,593,029   1,387,239
International Operations                          632,833     544,495
                                               ----------- -----------
   Total sales                                 $4,589,465  $4,237,646
                                               =========== ===========

Business Unit Income:
North American Retail                          $  189,552  $  180,461
North American Delivery                           151,830     129,895
International Operations                           15,489      10,520
                                               ----------- -----------
   Total business unit income                  $  356,871  $  320,876
Stock-based compensation                          (34,260)    (34,962)
                                               ----------- -----------
   Total reportable segments                      322,611     285,914
Interest and other income, net                      3,819       4,433
                                               ----------- -----------
Income before income taxes and minority
 interest                                      $  326,430  $  290,347
                                               =========== ===========


    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli/Owen Davis, 508-253-8530/8468 or
             Investor Contact:
             Laurel Lefebvre/Tim Frey, 508-253-4080/4346